Exhibit 99.1

VERB Reports Record-Breaking Digital Revenues in 2020 Third Quarter Financial Results

●	SaaS recurring revenue up 16% sequentially and 55% year over year
●	Six consecutive quarters of consistent SaaS recurring revenue growth
●	Highest level of quarterly Digital revenue, up 9% sequentially and 28% year over year
●	Completed accretive acquisition of SoloFire, a leading platform for healthcare and life sciences sales enablement
●	VERB platform continues to gain traction and grow user downloads – now up to 1.65M
●	verbLIVE now fully integrated with Salesforce platform and available on Salesforce AppExchange – joint marketing campaign underway
●	Microsoft Outlook integration underway
●	verbTEAMS – a new entrepreneur and small business CRM with verbLIVE launches today
●	Several new hyper growth revenue catalysts to be revealed during scheduled earnings call

NEWPORT BEACH, Calif. and SALT LAKE CITY, Nov. 16, 2020 (GLOBE NEWSWIRE) — VERB Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM, and marketing applications for entrepreneurs and enterprises, today reported financial and operating results for the three months ended September 30, 2020.

Management Commentary

“The third quarter continues what has been a tremendously successful 2020 for VERB,” said Rory J. Cutaia, CEO of VERB. “We’ve now delivered six consecutive quarters of SaaS revenue growth and we’re reporting our highest level of quarterly digital revenue to date. Our successful financial results reflect our continued focus on our higher-margin SaaS business applications.

“While our third quarter results demonstrate the continued growth in adoption and deployment of our verbCRM application among large sales enterprises, verbLIVE, our interactive video-based livestream ecommerce and webinar product, continues to draw significant interest, setting the stage for what we expect will be explosive revenue growth throughout 2021.

“We also successfully completed several strategic initiatives during the quarter. We completed the accretive acquisition of SoloFire, which gives us an immediate entry into the lucrative medical and life sciences sales market. We completed the integration of verbLIVE into the Salesforce platform. We also completed the inclusion of verbLIVE in the Salesforce AppExchange marketplace, expanding our distribution channels by making verbLIVE available to all Salesforce users. We significantly increased the number of user downloads both sequentially and year over year, and during today’s earnings call, we will announce several hyper-growth initiatives to drive revenue during the balance of this year and throughout 2021 and beyond,” Mr. Cutaia continued.

Third Quarter 2020 and Recent Company Highlights

●	Completed accretive acquisition of SoloFire, which develops and markets leading SaaS-based sales enablement applications for sales representatives of medical device, diagnostics and life sciences companies. With strong customer relationships and a proven product that increases sales productivity and marketing effectiveness, SoloFire’s natural strategic fit gives VERB an immediate entry into the lucrative medical and life sciences sales market, one of the largest and fastest growing markets for the sales enablement software industry.

●	SaaS recurring revenue of approx. $1.5 million, up 16% over Q2 and up 55% from third quarter 2019

●	Total Digital revenue of approx. $1.84 million, up almost 10% over Q2 and up 28% from third quarter 2019

●	Total Non-Digital revenue of approx. $1.0 million, up almost 5% over Q2

●	Total combined revenue of approx. $2.9 million, up almost 8% over Q2

●	Added 16 new client contracts with a guaranteed base value of $834,000 and almost $500,000 in annual recurring revenue

●	Six consecutive quarters of SaaS revenue growth

●	On a pro forma basis, total SaaS revenue for the first nine months of 2020 was $4.5 million - up 33% from $3.4 million reported for the same period last year

●	On a pro forma basis, total Digital revenue for the first nine months of 2020 was $5.7 million - an increase of almost 20% from $4.7 million reported for the same period last year

●	Total user downloads now at 1.65M, up from approximately 1.49M reported in the second quarter 2020, and up from 720,000 for the same period last year

●	Added Market America | SHOP.COM to growing roster of clients

●	Completed the integration of livestream ecommerce application verbLIVE, with the platform of enterprise CRM giant Salesforce

●	verbLIVE added to Salesforce’s AppExchange Partner Program

●	Strengthened executive leadership team with appointments of Kym Nelson, Mitch Bledsoe and Julie Holdren

●	VERB added to the Russell Microcap® Index as part of the 2020 Russell indexes annual reconstitution

●	In July, VERB closed an underwritten public offering of common stock for gross proceeds of approximately $13.8 million, including full exercise of the underwriter’s over-allotment option to purchase additional shares.

●	Launched Verb For Humanity as part of a continuing and growing commitment to its ESG initiatives

Financial Results

Three Months Ended September 30, 2020

●	Total Digital revenue was $1.8 million, an increase of 28% from the same quarter last year and an increase of almost 10% from the prior quarter

●	Total SaaS recurring revenue (a component of total Digital revenue) was $1.5 million, an increase of 55% from the same period last year and increase of 16% from the prior quarter. SaaS recurring revenue as a percentage of total Digital revenue was 80%, compared with 66% for the same period last year.

●	Total revenue was $2.9 million, in line with revenue for the same period last year, but reflecting the Company’s strategic change in revenue mix with a substantially higher percentage of its revenue, approximately $400,000, coming from its digital applications business.

●	Cost of revenue was $1.3 million, a decrease of 12.5% from $1.5 million for the same period last year.

●	Research and development expenses were $2.4 million, almost double the $1.2 million for the same period last year. The increase was attributable to the development of verbLIVE and enhancements to verbCRM and VERB’s core platform to facilitate native integrations with Salesforce, Microsoft, and other channel partners.

●	General and administrative expenses were $6.7 million, approximately double the $3.3 million for the same period last year, reflecting increases in stock-based compensation expense and labor-related costs to support growth, as well as expenses related to the acquisition of SoloFire.

●	Cash totaled $10.7 million as at September 30, 2020, compared with $983,000 at December 31, 2019.

Conference Call Information

VERB management will hold a conference call on Monday, November 16, 2020, at 5:30 PM Eastern time, to discuss its results in greater detail. A telephonic replay of the conference call is available from 8:30 PM Eastern time on the same day through November 30, 2020.

Live Call:

Date: Monday, November 16, 2020
Time: 5:30 PM Eastern time (2:30 PM Pacific time)
U.S. dial-in number: 1-877-407-4018
International number: 1-201-689-8471

Replay:

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13712506

The Company filed its Form 10-Q on November 16, 2020 and will file a transcript of the conference call on Form 8-K. These filings can be viewed in the Investor Relations section of VERB’s website.

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and comprises a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, the applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM (Customer Relationship Management application), verbLEARN (Learning Management System application), and verbLIVE (Interactive Livestream eCommerce and Video Webinar application). The Company has offices in California and Utah. For more information, please visit: www.verb.tech.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions; and the risks described in the filings that we make with the Securities and Exchange Commission (“SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on May 14, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed with the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which was filed with the SEC on November 16, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech